EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 199 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated January 26, 2017, which was filed as Exhibit (i) to Post-Effective Amendment No. 195.

/s/ Katy D. Burke
Katy D. Burke, Esq.

June 26, 2017

Boston, Massachusetts

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